AMENDMENT NO. 19 TO
PARTICIPATION AGREEMENT AMONG
AEGON/TRANSAMERICA SERIES FUND, INC.,
TRANSAMERICA LIFE INSURANCE COMPANY,
AUSA LIFE INSURANCE COMPANY, INC.,
PEOPLES BENEFIT LIFE INSURANCE COMPANY,
TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY AND
TRANSAMERICA LIFE INSURANCE AND ANNIDTY COMPANY

Amendment No. 19 to the Participation Agreement among AEGON/Transamerica Series
Fund, Inc., (the "Fund"), Transamerica Life Insurance Company ("Transamerica"), AUSA Life
Insurance Company, Inc. ("AUSA Life"), Peoples Benefit Life Insurance Company (''Peoples"),
Transamerica Occidental Life Insurance Company ("TOLIC") and Transamerica Life Insurance
and Annuity Company ("TALIAC") dated July 1, 1992, as amended ("Participation Agreement").

WHEREAS, TOLIC has registered or will register certain variable life insurance policies
(the "Policies") under the Securities Act of 1933; and

WHEREAS, TOLIC has, by resolution of its Board of Directors, duly organized and established the Transamerica Occidental Life Separate Account VUL-6 (the "Account") as a
segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policies and such variable life insurance policy will be partly funded by the Fund; and

WHEREAS, Transamerica has, by resolution of its Board of Directors, duly organized and established theTA PPVUL 1 Separate Account (the "Account") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policy and such variable life insurance policy will be partly funded by the Fund; and

WHEREAS, TOLIC has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940, as amended; and

WHEREAS, to the extent permitted by applicable insurance law and regulation, TOLIC and Transamerica intend to purchase shares in one or more of the portfolios of the Fund to fund their respective Policy on behalf of the Accounts, as specified in Schedule A attached to this
Amendment, as such Schedule A is amended by this Amendment No. 19, and as Schedule A may be amended from time to time.

NOW, THEREFORE, IT IS HEREBY AGREED that TOLIC, through its separate account, Transamerica Occidental Life Separate Account VUL-6, and Transamerica, through its separate account, T A PPVUL 1, will purchase and redeem shares issued by the Fund, subject to the tenns and conditions of the Participation Agreement. It is also agreed that Schedule A to the
Participation Agreement is hereby amended to add the Separate Account VUL-6 and to add the
T A PPVUL separate account as additional "Accounts;" to add the TransAccumulator VUL cv policy issued by TOLIC to the list of "Policies;'' to add the Advantage V policy issued by
Transamerica to the list of "Policies," to delete reference to the GE International Equity portfolio as 1t w!ll merge mto the Amencan Century JntematjonaJ portfoJio-eUechve February 28, 2002, and to change the name of the Dean Asset Allocation portfolio to Transamerica Value Balanced portfolio on the list of "Portfolios" of the AEGON!Transamerica Series Fund, Inc.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of February 1,
2002.

TRANSAMERICA LIFE INSURANCE                                                                                                           AEGON/TRANSAMERICA SERIES
COMPANY                                                                                                                                                          FUND, INC.
By its authorized officer                                                                                                                                    By its authorized officer

By: /s/Larry N. Norman                                                                                                                                     By: /s/John K. Carter
Larry N. Norman                                                                                                                                                John K. Carter
Title: President                                                                                                                                                  Title: Vice President, Secretary
                                             and Senior Counsel

AUSA LIFE INSURANCE                                                                                                                              PEOPLES BENEFIT LIFE
COMPANY, INC.                                                                                                                                             INSURANCE COMPANY
By its authorized officer                                                                                                                                 By its authorized officer

By: /s/Larry N. Norman                                                                                                                                  By: /s/ Larry N. Norman
Larry N. Norman                                                                                                                                             Larry N. Norman
Title: Vice President                                                                                                                                      Title: Executive Vice President

TRANS AMERICA OCCIDENTAL LIFE                                                                                                  TRANSAMERICA LIFE INSURANCE
INSURANCE COMPANY                                                                                                                           AND ANNUITY COMPANY
By its authorized officer                                                                                                                              By its authorized officer

By: /s/Priscilla I. Hechler                                           By: /s/ Priscilla I. Hechler
Priscilla I. Hechler                                                                                                                                       Priscilla I. Hechler
Title: Assistant Vice President and                                                                                                         Title: Assistant Vice President and
Assistant Secretary                                                                                                                                   Assistant Secretary

AMENDED SCHEDULE A
Effective February 1, 2002
Account(s), Policy(ies) and Portfolio(s)
Subject to the Participation Agreement

Accounts:              Separate Account VA B
Separate Account VA BNY
Mutual Fund Account
Separate Account VA A
Separate Account VA C
Separate Account VA D
Retirement Builder Variable Annuity Account
AUSA Life Insurance Company, Inc. Separate Account C
Peoples Benefit Life Insurance Company Separate Account V
Legacy Builder Variable Life Separate Account
AUSA Series Life Account
AUSA Series Annuity Account
Transamerica Occidental Life Separate Account VUL-3
Separate Account VA E
Separate Account VA F
Transamerica Occidental Life Separate Account VUL-4
Transamerica Occidental Life Separate Account VUL-5
Transamerica Life Insurance and Annuity Company on behalf
of its Separate Account VA-8
Separate Account VA J
Transamerica Occidental Life Separate Account VUL-6
TA PPVUL 1

Policies:                 Transamerica Landmark Variable Annuity
Transamerica Landmark ML Variable Annuity
AUSA Landmark Variable Annuity
The Atlas Portfolio Builder Variable Annuity
Transamerica EXTRA Variable Annuity
Transamerica Access Variable Annuity
Retirement Income Builder II Variable Annuity
AUSA & Peoples- Advisor's Edge Variable Annuity
Peoples- Advisor's Edge Select Variable Annuity
Legacy Builder Plus
AUSA Financial Freedom Builder
Transamerica Elite
Privilege Select Variable Annuity
Estate Enhancer Variable Life
TransSurvivor Life Variable Universal Life
TransMark Optimum Choice Variable Annuity
TransUltra® Variable Universal Life
ACSA Freedom Elite Builder
A CSA Premier Variable Annuity

AMENDED SCHEDULE A (continued)

Policies (continued):

Immediate Income Builder II
Premier Asset Builder Variable Annuity
TransAccumulator VUL cv
A USA Freedom Wealth Protector
Advantage V

Portfolios:                      AEGON/Transamerica Series Fund, Inc.
Janus Growth
AEGONBond
J.P. Morgan Money Market
Janus Global
LKCM Strategic Total Return
Van Kampen Emerging Growth
Alger Aggressive Growth
AEGON Balanced
Federated Growth & Income
C.A.S.E. Growth
NWQ Value Equity
GE International Equity
GE U.S. Equity
J.P. Morgan Real Estate Securities
T. Rowe Price Dividend Growth
T. Rowe Price Small Cap
Goldman Sachs Growth
Pilgrim Baxter Mid Cap Growth
Salomon All Cap
Dreyfus Mid Cap
Third Avenue Value
Transamerica Value Balanced
Great Companies - Americasm
Great Companies- Technologysm
Value Line Aggressive Growth
Gabelli Global Growth
Great Companies – Global2
LKCM Capital Growth
American Century International
American Century Income & Growth
Munder Net50
BlackRock Large Cap Value
BlackRock Mid Cap Growth
BlackRock Global Science & Technology